                                                                    EXHIBIT 99.2
                             BANK OF SOUTHERN OREGON
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 28, 2000

         The undersigned hereby appoints the Board of Directors of Bank of Southern Oregon, and the survivor of them, with full powers of substitution, to act as attorney and proxies for the undersigned to vote all shares of common stock of Bank of Southern Oregon that the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 28, 2000, 10:00 a.m., at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon, and at any and all adjournments thereof, as follows:


(1) The adoption and approval of the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, as amended as of December 14, 1999, and the transactions contemplated thereby:

               FOR                  AGAINST                    ABSTAIN
               [ ]                    [ ]                         [ ]

(2) The reorganization of Bank of Southern Oregon into the holding company form of ownership as a wholly owned subsidiary of PremierWest Bancorp by means of a direct share exchange under the Oregon Bank Act:

               FOR                  AGAINST                    ABSTAIN
               [ ]                    [ ]                         [ ]

(3) To elect the eight nominees identified below as directors of Bank of Southern Oregon to serve until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified.

             FOR ALL NOMINEES                  WITHHOLD VOTE FOR ALL NOMINEES
   -----------                   --------------

         INSTRUCTION: To withhold your vote for any individual nominee, strike a line through the nominee's name.

         John L. Anhorn                                  Jeffrey L. Chamberlain
         John A. Duke                                    Richard R. Hieb
         Dennis N. Hoffbuhr                              Patrick G. Huycke
         Richard K. Karchmer                             James L. Patterson

(4) To ratify the appointment of Symonds, Evans & Larson, P.C. as independent auditor of Bank of Southern Oregon for the fiscal year ending December 31, 2000.

               FOR                  AGAINST                    ABSTAIN

               [ ]                    [ ]                         [ ]

(5) To act on such matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

                           (Continued on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS
      AND "FOR" ELECTION OF THE INDIVIDUALS NOMINATED TO SERVE AS DIRECTORS

         This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals stated and FOR election of the individuals identified above to serve as directors of Bank of Southern Oregon. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

         Should the undersigned be present and elect to vote at the Annual Meeting of Shareholders or any adjournment thereof, and after notification to the Secretary of Bank of Southern Oregon at the meeting of the shareholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Bank of Southern Oregon, prior to the execution of this Proxy, of Notice of the Meeting and a Prospectus/Joint Proxy Statement dated , 2000.

Dated:                                 , 2000
       --------------------------------

                                                ------------------------------
                                                  SIGNATURE OF SHAREHOLDER


                                               --------------------------------
                                                  SIGNATURE OF SHAREHOLDER

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE